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                                                                  Exhibit (a)(4)

                          NOTICE OF CHANGE IN ELECTION

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If you previously delivered an Election form with respect to Akamai
Technologies, Inc.'s offer to tender certain options in exchange for restricted stock, and you would like to change your election, you must sign this Notice, execute a NEW ELECTION FORM reflecting your new decision and return both documents to the appropriate Human Resources Director for your location* before midnight, east coast time, on May 3, 2001, unless the offer is extended. This Notice and the new Election form will be effective upon receipt by the appropriate Human Resources Director before the offer deadline. If you have questions, please ask ROBERT TODD at 617-250-4612, TRACEY SPRUCE at 617-613-2572 or email EXCHANGEPROGRAM@AKAMAI.COM.

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To Akamai Technologies, Inc.:

     I previously received a copy of the Offer to Exchange (dated April 4, 2001), the Cover Letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I made an election with respect to Akamai's offer to tender options in exchange for restricted stock. I now wish to change that election. I understand that by signing this Notice, signing a new Election Form and delivering both documents to Robert Todd, I will be able change my election with respect to Akamai's offer to tender options in exchange for restricted stock. I have read and understand all of the terms and conditions of the offer.

     I understand that in order to change my election with respect to the offer, I must sign and deliver this Notice and a new Election Form to the appropriate Human Resources representative for my location before midnight, east coast time, on May 3, 2001, or if Akamai extends the deadline to exchange options, before the extended expiration of the offer.

     I have completed and signed the following exactly as my name appears on my original Election Form.

     I hereby change my election with respect to the offer to exchange options as reflected on my new Election form. The new Election form supersedes and replaces any Election form that I have previously delivered to Akamai.



X
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 Signature

Date:                           , 2001
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Name:
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     (Please Print)

Social Security Number:
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     * Election forms must be delivered to the following Human Resources
       Directors:

          For employees located in the San Mateo, Santa Clara, San Francisco, or
               Seattle offices:
               ROBYN ISHAYA at 1400 Fashion Island Boulevard, Suite 703,
               San Mateo, CA 94404

          For employees located in the San Diego or Santa Monica offices:
               LISA BE at 10010 Mesa Rim, San Diego, CA 92121

          For all other employees:
               TIFFANY MOSHER at 500 Technology Square, Cambridge, MA 02139